UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2010

United Security Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-14549	63-0843362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (334) 636-5424

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of United Security Bancshares, Inc. (the “Company”) was held on May 6, 2010. Summarized below are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 – Election of Directors. The result of the vote taken at the Annual Meeting for the election of directors of the Company to serve during the ensuing year or until their successors are duly elected and qualified was as follows:

Name	Votes For	Withhold Authority	Broker Non-Votes
Dan R. Barlow	3,856,696	44,434	705,102
Andrew C. Bearden, Jr.	3,835,314	65,816	705,102
Linda H. Breedlove	3,856,976	44,154	705,102
Gerald P. Corgill	3,857,534	43,596	705,102
Wayne C. Curtis	3,857,388	43,742	705,102
John C. Gordon	3,862,981	38,149	705,102
William G. Harrison	3,835,057	66,073	705,102
Hardie B. Kimbrough	3,358,442	542,688	705,102
J. Lee McPhearson	3,820,464	80,666	705,102
Jack W. Meigs	3,851,649	49,481	705,102
R. Terry Phillips	3,851,749	49,381	705,102
James C. Stanley	3,847,938	53,192	705,102
Howard M. Whitted	3,856,881	44,249	705,102
Bruce N. Wilson	3,789,444	111,686	705,102

Proposal 2 – Ratification of the Appointment of Carr, Riggs & Ingram, LLC as the Company’s Independent Registered Public Accountants for the Year Ending December 31, 2010. The result of the vote taken at the Annual Meeting on the proposal relating to the ratification of the appointment of Carr, Riggs & Ingram, LLC as the Company’s independent registered public accountants was as follows:

Votes For	Votes Against	Abstain
4,541,117	18,657	46,458

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2010	UNITED SECURITY BANCSHARES, INC.

	By:	/s/ Beverly J. Dozier
	Name:	Beverly J. Dozier
Vice President, Secretary and Assistant Treasurer